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                                                                    EXHIBIT 10.5

                         THIRD WAVE TECHNOLOGIES, INC.
                        1999 INCENTIVE STOCK OPTION PLAN

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1.   Purpose. The purpose of the Third Wave Technologies, Inc. 1999 Incentive
     Stock Option Plan (the "Plan") is to encourage certain employees of Third Wave Technologies, Inc. (the "Corporation") to acquire or increase their stock ownership in the Corporation, to provide an incentive to such employees to promote the financial success of the Corporation, and to enable the Corporation to attract and retain personnel necessary for continued growth and profitability.

2. Effective Date and Term of Plan. The Plan shall become effective on the date adopted by the Board of Directors of the Corporation ("Board of Directors") and shall continue for a period of ten years unless sooner terminated as provided in Paragraph 17.

3. Approval of Shareholders. The Plan is subject to the approval of shareholders of majority of all of the outstanding voting shares of the Corporation. If it is not so approved on or before one year after the date of adoption of the Plan by the Board of Directors, the Plan shall not come into effect and any options granted pursuant to the Plan shall be deemed canceled. No option may be exercised prior to approval of the Plan by the shareholders.

4. Stock Subject to Plan. Only Common Stock, with $1.00 par value per share, of the Corporation ("Common Stock") may be issued pursuant to options granted under this Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Plan ("Options") is Four Hundred Fifty-nine (459) shares of Common Stock, less the number of shares of Common Stock that may be issued pursuant to the Third Wave Technologies, Inc. 1999 Nonqualified Stock Option Plan effective as of the date of this Plan, subject to any adjustments provided in Paragraph 16. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

5. Administration. The Plan shall be administered by the committee described in Paragraph 6 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have complete authority in its discretion, to determine those employees ("Participants") to whom Options shall be granted, the option price, the option periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon death, disability, or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Corporation, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares and to make all other determinations necessary or advisable for the

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     administration of the Plan. The Committee's determination on the matters referred to in this paragraph shall be conclusive.

6. Committee. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall be (i) a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall be appointed from time to time by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may hold meetings by use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

7. Eligibility. An Option may be granted under the Plan to any employee of the Corporation, and of its present and future subsidiaries, as defined in
     Section 424(f) of the Code ("Subsidiaries"). The foregoing nonwithstanding, members of the Committee shall not, while serving as members of the Committee, be eligible to receive Options.

8. Option Price. The option price per share will be determined by the Committee at the time each Option is granted, but shall not be less than 100% of the fair market value, as determined by the Committee, of a share of Common Stock on the date of grant. If such Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation on the date of the grant, the option price per share shall not be less than 110% of its fair market value.

9. Option Periods. The term of each Option will be for such period not exceeding ten years from the date of grant, as the Committee shall determine; provided, however, that if such Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation on the date of the grant, the term of such Option shall not exceed five years from the date of grant. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify. Each Option shall be subject to earlier termination as described under Paragraphs 13 and 17.

10. Exercise of Options. Subject to the restrictions in Paragraph 13 and in the agreement referred to in Paragraph 14, each Option may be exercised at any time during the option period for such Option by written notice delivered to an officer of the Corporation, stating the number of shares with respect to which the Option is being exercised.

11. Payment for Option. Within five (5) business days following the date of exercise, the Participant shall make full payment of the option price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired shares of Common Stock which on the date of tender (A) have a fair market value, as determined by the Committee equal to the aggregate option price and (B) in the case of shares acquired by previous exercise of an option, have been owned by the Participant for more than six months; or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by



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     stock powers duly endorsed in blank. Upon receipt of the payment of the entire option price for the shares so purchased, certificates for such shares shall be delivered to the Participant. The transferability of such shares shall be subject to the restrictions contained in the Shareholder Agreement in the form attached hereto and made part hereof as Exhibit A, or as otherwise may be required by the Committee from time to time, and the Participant agrees to execute such documents as may be required by the Corporation to become an "Agreeing Shareholder" as such term is defined in the Shareholder Agreement.

12. Maximum Per Participant. The aggregate fair market value, as determined by the Committee, of the stock for which options held by a Participant are exercisable for the first time under the Plan or other options granted to the Participant under any plan of the Corporation or any Subsidiary during any calendar year shall not exceed $100,000. For purposes of this paragraph, the fair market value of stock subject to an Option or other Incentive Stock Option shall be determined as of the date the Option or other Incentive Stock Option, as the case may be, is granted.

13. Termination of Employment. Except as hereinafter provided, no Option may be exercised later than three months after a Participant terminates his employment with the Corporation or its Subsidiaries, as the case may be. If termination of employment results from the deliberate, willful or gross misconduct of a Participant, then the Option may not be exercised and all of the Participant's rights in the Option shall be forfeited upon termination. If termination of employment results from the disability of a Participant within the meaning of Section 22(e)(3) of the Code, as amended, any Option may be exercised at any time within twelve months after such termination of employment, but in no event beyond the option period. If termination of employment results from the death of a Participant, the personal representative of the Participant's estates, or a person who by bequest, inheritance, or otherwise by reason of the Participant's death, acquired the right to exercise the Option, may exercise any Option at any time within three years after the death of such Participant, but in no event beyond the option period. The Committee may impose additional restrictions upon the exercise of Options after termination of employment, including prohibition of such exercise.

14. Agreements. Options granted pursuant to the Plan shall be evidenced by a stock option agreement in the form attached hereto as Exhibit B, or as otherwise may be required by the Committee from time to time, except that in the case of a "Key Employee", as defined in Paragraph 17 below, the stock option agreement will include such different or additional terms as are required by Paragraph 17 below and the 1999 Investment Agreement, also as defined in Paragraph 17 below.

15. Nontransferability of Options. Options under the Plan are not transferable by a Participant other than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant.

16. Adjustment of Number of Shares. In the event of any change in the outstanding Common Stock of the Corporation by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the Committee shall, consistent with such change, appropriately adjust the number and kind of shares which thereafter may be optioned and sold under the Plan, the number and kind of shares under option in outstanding and sold under the Plan, the number and kind of shares under option in outstanding stock option agreements and the purchase price per share thereof. The determination of the Committee as to any such adjustment shall be final and conclusive. No adjustment or substitution provided for in this paragraph shall require the


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     Corporation in any stock option agreement to sell a fractional share and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

17. Change in Control. In the case of a Key Employee, as the term is defined in the Investment Agreement dated as of July 21, 1999, by and among the Corporation and Schroeder Ventures International Life Sciences Fund II et al (the "1999 Investment Agreement"), the terms of his or her stock option agreement shall further provide that in the event of an Adjustment to the Applicable Conversion Value pursuant to Sections 5.5(a) or 5.5(e) of
     Article III of the Corporation's Amended and Restated Articles of Incorporation (the "Articles"), but not an Adjustment to the Applicable Conversion Value as a result of a Below Projection Liquidity Event pursuant to section 5.5(h) of Article III of the Articles, all rights of the holder of the Option shall automatically terminate and holder of the Option shall automatically forfeit such Option to the Corporation and, to the extent such Option has been previously exercised, the holder shall automatically forfeit any such shares received upon such prior exercise, provided that in such event the Corporation shall reimburse the holder thereof for all consideration previously paid to the Corporation upon the exercise of such Option.

18. Amendment, Suspension or Termination. The Board of Directors, without further approval of the shareholders, may from time to time amend, suspend or terminate the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (i) increase the aggregate number of shares which may be issued pursuant to Options granted under the Plan, except as permitted under Paragraph 16; (ii) permit the granting of options to anyone other than an employee of the Corporation or a Subsidiary or to a member of the Committee; (iii) decrease the minimum option prices; (iv) increase the maximum option periods; (v) increase the maximum per Participant set in Paragraph 12; or (vi) extend the term of the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any Option theretofore granted to the Participant.

Dated this 7th day of October, 1999.

THIRD WAVE TECHNOLOGIES, INC.

By:
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     Lance Fors, President and
     Chief Executive Officer

Attest:
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          David C. Sneider,
          Chief Financial Officer


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